Execution Version

LOAN MODIFICATION AND REINSTATEMENT AGREEMENT (COMM 2015-CCRE26; Loan No. 440-20)

Article 8 THISLOANMODIFICATIONANDREINSTATEMENTAGREEMENT

(“Agreement”) is entered into and effective as of August 10, 2022 (the “Effective Date”), among WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF COMM 2015-CCRE26 MORTGAGE TRUST COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES (“Lender”), having an address at c/o CWCapital Asset Management, 900 19th Street NW 8th Floor, Washington, DC 20006, Re: COMM 2015-CCRE26; Loan No 440-20; HIGH DESERT INVESTORS, LP, a

Delaware limited partnership (“Borrower”), having an address at c/o High Desert Garden Holdings, 6547 N. Academy Blvd. #137, Colorado Springs, CO 80918; and LODGING FUND REIT III OP LP, a Delaware limited partnership (“New Investor”), having an address at c/o Legendary Capital, 1635 43rd Street South, Suite 205, Fargo, ND 58103, Attn: Linzey Erickson, with (i) if executed, the Joinder by and Agreement, Consent and Acknowledgement of WAYNE

A. VANDENBURG, an individual, and SHEILA M. VANDENBURG, an individual (collectively, “Original Indemnitor”), having an address at 1316 North Dearborn Parkway, Chicago, IL 60610, and (ii) Joinder by and Agreement, Consent and Acknowledgement of COREY R. MAPLE, an individual (“New Indemnitor”), having an address at 1944 Rose Creek Drive South, Fargo, ND 58104. Borrower, Original Indemnitor, New Investor and New Indemnitor are sometimes collectively referred to as “Borrower Parties”.

Article 9 PRELIMINARY STATEMENT

A.Pursuant to that certain Ground Lease, dated as of December 6, 2004 (as amended, the “Ground Lease”), between The Board of Regents of The University of Texas System, for the use and benefit of The University of Texas at El Paso (“Ground Landlord”) and Borrower, Borrower is the current holder of a leasehold interest in the real property (“Land”) and the buildings and improvements thereon (“Improvements”), commonly known as “Hilton Garden Inn

— El Paso” located in the City of El Paso, County of El Paso, State of Texas, more particularly described in Exhibit A attached hereto and made a part hereof (the Land and the Improvements are collectively referred to as the “Project”).

B.Lender is the current owner and holder of a loan (“Loan”) in the original principal amount of $14,400,000.00, made by CANTOR COMMERCIAL REAL ESTATE LENDING,

L.P., a Delaware limited partnership (“Original Lender”), to Borrower pursuant to the terms of a Loan Agreement dated as of July 29, 2015 (the “Origination Date”), between Borrower and Original Lender (together with any and all amendments, modifications, substitutions, replacements, and/or restatements thereof, the “Loan Agreement”), as evidenced and/or secured by the documents described in the Loan Agreement (the Loan Agreement together with any and all other agreements, documents, and instruments evidencing, securing or in any manner relating to the Loan, including, without limitation, documents defined as “Loan Documents” in the Loan Agreement, together with any and all amendments, modifications, substitutions, replacements, and/or restatements thereof, collectively, “Loan Documents”). The Loan is secured in part by the Project, which Project is described in and encumbered by the “Security Instrument” defined and described in the Loan Agreement. The Security Instrument encumbers the Project and all other collateral described in the Security Instrument (collectively, the “Property”). Capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to them in the Loan Agreement.

C.Original Lender has assigned all of its right, title and interest in and to the Loan and the Loan Documents to Lender and Lender is the current holder of all of Original Lender’s interest therein.

D.CWCapital Asset Management LLC (“Special Servicer”), acts as special servicer of Lender with respect to the Loan. Special Servicer, acting solely in its capacity as special servicer for Lender has the authority to enter into this Agreement on behalf of Lender.

E.One or more Event(s) of Default have occurred under the Loan Agreement and the other Loan Documents as a result of, among other things, (i) Borrower’s failure to pay all amounts due under the Loan Documents from and after December 6, 2020 (the “Payment Default Date”), and (ii) the Impermissible Change of Control (as defined below) (the foregoing

(i) and (ii), collectively, the “Existing Events of Default”).

F.The Borrower Parties desire to obtain Lender’s consent to the Requested Actions described below.

G.The Lender will agree to consent to the following requested actions (collectively the “Requested Actions”) subject to the terms and conditions set forth in this Agreement: (i) the change of Control of Borrower (the “Impermissible Change of Control”) resulting from the exercise by ASI Capital, LLC, a Wyoming limited liability company (“ASI”), of its right, pursuant to Section 6.9 of the Fourth Amended and Restated Limited Liability Company Operating Agreement, dated on or about October 18, 2016, of High Desert Garden Holdings, LLC, a Delaware limited liability company (“HDGH”), to replace High Desert Hospitality, LLC, a Delaware limited liability company, in its capacity as manager of HDGH, with ASI, (ii) the termination of that certain Hotel Management Agreement (as amended, restated, supplemented or otherwise modified from time to time pursuant to the Loan Documents, “Original Management Agreement”) dated December 19, 2017, by and between Borrower and Elevation Hotel Management, LLC (“Original Manager”) and Borrower entering into that certain Hotel Management Agreement dated as of the Effective Date (the “New Management Agreement” with Aimbridge Hospitality, LLC, a Delaware limited liability company (“New Manager”), (iii) New Investor acquiring up to a 24.99% indirect interest in Borrower (collectively, the “Minority Interest Transfer”), and (iv) New Indemnitor assuming all of Original Indemnitor’s obligations under the Loan Documents, from and after the Effective Date, all on the terms set forth below. Lender’s consent to the Requested Actions, if granted subject to the terms and conditions herein, shall be deemed effective (i) in the case of the Impermissible Change of Control, as of the date of such impermissible Transfer, and (ii) in the case of the other Requested Actions, as of the Effective Date.

H.	Borrower Parties have requested Lender’s consent to the Requested Actions.

In consideration of $10.00 paid by each of the parties to the other, the mutual covenants set forth below, and other good and valuable consideration, receipt and sufficiency of which are acknowledged, the parties agree as follows:

Article 10 ARTICLE 1

ACKNOWLEDGMENTS, WARRANTIES AND REPRESENTATIONS

1.1.Borrower Representations. As a material inducement to Lender to enter into this Agreement and to consent to the Requested Actions, Borrower acknowledges, warrants, represents, covenants and agrees to and with Lender as of the Effective Date as follows:

(a)Incorporation of Recitals. All of the facts set forth in the Preliminary Statement of this Agreement are true, correct, complete and accurate in all respects and incorporated into this Agreement by this reference.

(b)Authority of Borrower. Borrower is a duly organized, validly existing limited partnership in good standing under the laws of the State of Delaware and is qualified to transact business in the State of Texas. High Desert GP Holding, LLC, a Delaware limited liability company (the “Borrower General Partner”), is the sole general partner of Borrower and is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware. HDGH is the sole member of the Borrower General Partner and is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware. ASI is the manager of HDGH and is a duly organized, validly existing limited liability company in good standing under the laws of the State of Wyoming. The Convergence Group is the manager of ASI. Sean Hawkins (“Borrower Authorized Person”) is the Managing Director of The Convergence Group. Borrower Authorized Person, acting alone without the joinder of any other party, has the power and authority to execute this Agreement on behalf of and to duly bind Borrower under this Agreement. The execution and delivery of, and performance under, this Agreement by Borrower have been duly and properly authorized pursuant to all requisite limited partnership action and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or the certificate of limited partnership or limited partnership agreement or any other organizational document of Borrower or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Borrower is a party or by which the Property may be bound or affected.

(c)Compliance with Laws. All permits, licenses, franchises or other evidences of authority to use and operate the Property as it is presently being operated and as contemplated by the Loan Documents are current, valid and in full force and effect. Borrower has not received any written notice from any governmental entity claiming that Borrower or the Property is not presently in compliance with any laws, ordinances, rules and regulations bearing upon the use and operation of the Property, including, without limitation, any notice relating to any violations of zoning, building, environmental, fire, health, or other laws, ordinances, rules, codes or regulations.

(d)Rent Roll; Leases. There is no rent roll applicable to any tenant or Lease. There are no tenant leases (“Leases”) affecting the Property as of the Effective Date.

(e)	Ground Lease; Franchise Agreement.

(i)The Ground Lease is in full force and effect and there is no default, breach, or violation existing thereunder by any party thereto and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder. The Ground Lease has not been assigned, amended, supplemented, or modified in any way from and after the Origination Date in violation of the Loan Documents and in any manner which would directly and materially affect the value or operation of the Project. All rents and other amounts due under the Ground Lease have been paid in full. No consent of any ground lessor under the Ground Lease is required in connection with the execution and delivery of this Agreement or the consummation of the Requested Actions, except for such as have been obtained.

(ii)That certain Franchise License Agreement, dated on or about May 9, 2005, as amended by that certain Amendment to Franchise Agreement, dated on or about July 29, 2015 (the “Franchise Agreement”), between Borrower and HLT Existing Franchise Holding LLC, a Delaware limited liability company (“Franchisor”), is in full force and effect and there is no default, breach, or violation existing thereunder by any party thereto and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder. The Franchise Agreement has not been assigned, amended, supplemented, or modified in any way from and after the Origination Date in violation of the Loan Documents and in any manner which would directly and materially affect the value or operation of the Project. All amounts due under the Franchise Agreement have been paid in full. Borrower has received Franchisor’s consent to the transactions contemplated under this Agreement, including the approval of New Manager as replacement property manager pursuant to the New Management Agreement. No further consent or consent of any party under the Franchise Agreement is required in connection with the execution and delivery of this Agreement or the consummation of the Requested Actions, except for such as have been obtained.

(f)Title to Property and Legal Proceedings. Borrower is the current owner of a leasehold interest in the Property pursuant to the Ground Lease. There are no pending or threatened suits, judgments, arbitration proceedings, administrative claims, executions or other legal or equitable actions or proceedings against Borrower or the Property, or any pending or threatened condemnation proceedings or annexation proceedings affecting the Property, or any agreements to convey any portion of the Property, or any rights thereto to any person, entity, or government body or agency not disclosed in this Agreement.

(g)Loan Documents. The Loan Documents constitute valid and legally binding obligations of Borrower enforceable against Borrower and the Property in accordance with their terms. Borrower acknowledges and agrees that, nothing contained in this Agreement, or the Requested Actions, shall release or relieve Borrower from its obligations, agreements, duties, liabilities, covenants and undertakings under the Loan Documents arising prior to the Effective Date. Borrower has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever against Lender, Wells Fargo Bank, National Association (“Master Servicer”), Special Servicer and any and all other parties appointed and/or serving as servicers of the Loan together with Master Servicer and Special Servicer (collectively, “Servicer”), all subsidiaries, parents and affiliates of Lender and Servicer and each of the foregoing parties' predecessors in interest, and each and all of their respective past, present and future partners, members, certificate holders, officers, directors, employees, agents, contractors, representatives, participants and heirs and each and all of the successors and assigns of each of the foregoing (collectively, “Lender Parties”) or with respect to (i) the Loan, (ii) the Debt, (iii) the Loan Documents, or (iv) the

Property. To the extent Borrower would be deemed to have any such defenses, setoffs, claims, counterclaims or causes of action as of the Effective Date, Borrower knowingly waives and relinquishes them.

(h)Bankruptcy. Borrower has no intent to (i) file any voluntary petition under any Chapter of the Bankruptcy Code, Title 11, U.S.C.A. (“Bankruptcy Code”), or in any manner to seek any proceeding for relief, protection, reorganization, liquidation, dissolution or similar relief for debtors (“Debtor Proceeding”) under any local, state, federal or other insolvency law or laws providing relief for debtors, (ii) directly or indirectly cause any involuntary petition under any Chapter of the Bankruptcy Code to be filed against Borrower or any members thereof or (iii) directly or indirectly cause the Property or any portion or any interest of Borrower in the Property to become the property of any bankrupt estate or the subject of any Debtor Proceeding.

(i)No Default. No event, fact or circumstance has occurred or failed to occur which constitutes, or with the lapse or passage of time, giving of notice or both, could constitute a default or Event of Default under the Loan Documents that has not been cured, other than the Existing Events of Default.

(j)PIP and Required Repairs. Borrower has complied with all obligations under the Loan Agreement regarding any PIP, any Required Repairs and any other post-closing obligations set forth in the Loan Documents (individually and/or collectively as the context may require, the “Post-Closing Obligations”) and all requirements set forth therein with respect to the Post-Closing Obligations have been complied with or completed, as the case may be.

(k)Original Management Agreement. Effective as of the Effective Date, the Original Management Agreement will have been terminated.

(l)Liquor License. The liquor license(s) for use at the Property (collectively, the “Liquor License”) are currently held in the name of Park Place ABC Corporation, a Texas corporation (the “License Holder”), and will continue to be held in the name of the License Holder for the use and benefit of Borrower and the Property from and after the Effective Date pursuant to

(i) that certain Interim Operating Agreement, dated as of the Effective Date, among Borrower, New Manager and License Holder, and (ii) that certain Assignment, Recognition, and Cooperation Agreement Regarding Beverage Services, dated as of the Effective Date, among Borrower, Lender, New Manager, and License Holder (the “Assignment of Beverage Agreement”).

(m)Defaults. No Default or Event of Default shall occur as a result of the Minority Interest Transfer. Borrower Parties have fully complied (other than with respect to the Impermissible Change of Control) and will comply in the future with all terms and conditions of Article V of the Loan Agreement.

(n)Defaults on Other Indebtedness. No Borrower Party has materially defaulted under its or their obligations with respect to any other indebtedness where such default could affect the collateral for the Loan or the ability of any Borrower Party to perform its obligations under the Loan Documents to which it is a party.

(o)Organizational Chart. Attached hereto as Schedule 1.2(f) is a true, correct,

complete and accurate organizational chart of the direct and indirect owners of Borrower Parties.

(p)	Management of Property.

(i)As a condition precedent to Lender’s consent to the Requested Actions and Lender’s execution and delivery of this Agreement, Borrower shall deliver to Lender on or prior to the Effective Date (1) a true and correct copy of the New Management Agreement executed by Borrower and New Manager in form and substance acceptable to Lender, and (2) a new Assignment of Management Agreement and Subordination of Management Fees with respect to the New Management Agreement, executed by Borrower and New Manager, in form and substance acceptable to Lender (the “New Assignment of Management Agreement”). Borrower represents and warrants that neither the base management fee nor the incentive management fee payable under the New Management Agreement is higher than the base management or incentive management fee, respectively, payable under the Original Management Agreement.

(ii)Borrower covenants and agrees to comply with and to cause the New Manager to comply with all terms and conditions of the Loan Documents concerning the management of the Property, including without limitation the obligation to obtain Lender's consent to the management of the Property by any entity other than New Manager.

(iii)At all times while the Loan is outstanding and New Manager is managing the Property under the New Management Agreement (or a replacement approved by Lender), Aimbridge Hospitality (“New Manager Parent”) shall (i) Control New Manager, and

(ii) own 100% of the legal and beneficial interest in New Manager, directly or indirectly. New Manager shall not be deemed a Qualified Manager if each of the foregoing conditions are not at all times met.

(q)Assets of Borrower. The only assets of Borrower are the Property, the personal property owned by Borrower and used in connection with the Property and cash or cash equivalents.

(r)Loans to Related Entities. There are no loans payable by Borrower to any of the Related Entities or any other entities or persons.

(s)Prohibited Persons. After review of the website identified below, none of Borrower or, to the best of Borrower’s knowledge, Borrower Parties or any of their respective officers, directors, shareholders, partners, members or affiliates (including other holders of indirect equity interests in Borrower) is an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order 13224, issued on September 24, 2001 (“EO13224”),

(ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated Nationals and Blocked Persons” (which list may be published from time to time in various media including, but not limited to, the OFAC website, http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf, (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224, or

(iv) who, to the knowledge of Borrower, is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) – (iv) above are collectively referred to as a “Prohibited Person”). None of Borrower Parties or any of their respective officers, directors, shareholders, partners, members or affiliates (including other holders of indirect equity interests in Borrower) will (a) knowingly conduct any business, or engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or

(b) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. Borrower covenants and agrees to deliver (from time to time) to Lender any such certification as may be requested by Lender in its reasonable discretion, confirming that, based on reasonable inquiry (x) none of Borrower Parties or any of their respective officers, directors, shareholders, partners, members or affiliates (including other holders of indirect equity interests in Borrower) is a Prohibited Person and (y) none of Borrower, or to the best of Borrower’s knowledge, any of the other Borrower Parties, or their respective officers, directors, shareholders, partners, members or affiliates (including the holders of indirect equity interests in Borrower) has

(a) knowingly conducted any business, or engaged in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person or (b) knowingly engaged in or conspired to engage in any transaction that evaded or avoided, or had the purpose of evading or avoiding, or attempted to violate, any of the prohibitions set forth in EO13224.

(t)Reaffirmation. Borrower reaffirms and confirms the truth, correctness, completeness and accuracy of all representations and warranties set forth in the Loan Documents, as if made on the Effective Date.

1.2.Acknowledgments, Warranties and Representations of New Investor and New Indemnitor. As a material inducement to Lender to enter into this Agreement and to consent to the Requested Actions, New Investor acknowledges, warrants, represents, covenants and agrees to and with Lender as of the Effective Date as follows:

(a)Incorporation of Recitals. All of the facts set forth in the Preliminary Statement of this Agreement are true, correct, complete and accurate in all respects and incorporated into this Agreement.

(b)Authority of New Investor. The New Investor is a duly organized, validly existing limited partnership in good standing under the laws of the State of Delaware. Lodging Fund REIT III, Inc., a Maryland corporation (the “REIT”), is the general partner of New Investor and is a duly incorporated, validly existing corporation in good standing under the laws of the State of Maryland. Samuel Montgomery (“NI Authorized Person”) is the Chief Operating Officer of the REIT. NI Authorized Person, acting alone without the joinder of any other party, has the power and authority to execute this Agreement on behalf of and to duly bind New Investor under this Agreement and the Loan Documents. The execution and delivery of, and performance under, this Agreement and the Loan Documents by New Investor have been duly and properly authorized pursuant to all requisite limited partnership action and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to New Investor or the articles of organization, certificate of formation, limited partnership agreement, or any other organizational document of New Investor or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which New Investor is a party or by which New Investor may be bound or affected.

(c)Financial Statements. The financial statements and other information (“Financial Statements”) of New Investor and New Indemnitor which have been previously delivered to Lender are true, correct, complete and accurate in all respects and accurately represent the financial condition of such person or entity as of the date thereof. All of the assets shown on each New Indemnitor's Financial Statements are owned by such New Indemnitor, individually, as its sole and separate property, and not otherwise jointly with any other person or entity. There has not been any material adverse change to the financial condition of such person or entity between the date of the Financial Statements and the Effective Date. New Investor also acknowledges and agrees to cause New Indemnitor to timely comply with all financial, bookkeeping and reporting requirements set forth in the Loan Documents, including, without limitation, those set forth in

Section 5.1.11 of the Loan Agreement. New Investor acknowledges that the Financial Statements have been provided to Lender to induce Lender to enter into this Agreement and are being relied upon by Lender for such purposes. To the extent that the REIT files a tax return instead of New Investor, New Investor will provide Lender with the tax returns for the REIT. Similarly, to the extent that the balance sheets and financial statement of New Investor are consolidated with those of the REIT, the consolidated balance sheets and financial statements will clearly identify the assets and liabilities of New Investor as belonging to New Investor, and New Investor will provide Lender with copies of said consolidated balance sheets and financial statements.

(d)Bankruptcy Proceedings. None of New Investor, the REIT or New Indemnitor (collectively, the “New Investor Parties”) or any other entities which may be Controlled directly or indirectly by any of New Investor Parties (collectively, the “Related Entities”) has been a debtor in any Debtor Proceeding within ten (10) years prior to the Effective Date.

(e)New Investor Parties' Interests. None of New Investor Parties or any of the Related Entities is obtaining a loan to finance its direct or indirect interest in New Investor or the Property or pledging its direct or indirect interest in New Investor to any party.

(f)Loan Documents. Neither New Investor nor New Indemnitor has any defenses, affirmative defenses, setoffs, claims, counterclaims, crossclaims or causes of action of any kind or nature whatsoever against the Lender Parties with respect to (i) the Loan, (ii) the Debt,

(iii) the Loan Documents, or (iv) the Property. To the extent New Investor or New Indemnitor would be deemed to have any such defenses, affirmative defenses, setoffs, claims, counterclaims, crossclaims or causes of action as of the Effective Date, each of New Investor and New Indemnitor knowingly waives and relinquishes them. Each of New Investor and New Indemnitor acknowledges that it has received copies of all of the Loan Documents.

(g)No Default. To New Investor’s knowledge, no event, fact or circumstance has occurred or failed to occur which constitutes, or with the lapse or passage of time, giving of notice or both, would constitute a default or Event of Default under the Loan Documents that has not been cured, other than the Existing Events of Default.

Article 11 ARTICLE 2

ACKNOWLEDGMENTS AND COVENANTS OF BORROWER PARTIES

As a material inducement to Lender to enter into this Agreement and to consent to the Requested Actions, each of Borrower Parties, as to itself only, acknowledges, warrants, represents, covenants and agrees to and with Lender as follows:

2.1.anties; Environmental Indemnity.

(a)ourse Guaranty. As a condition precedent to Lender’s consent to the Requested Actions and Lender’s execution and delivery of this Agreement, New Indemnitor shall execute and deliver to Lender on the Effective Date an amended and restated guaranty of recourse obligations in substantially the same form delivered to Lender on the Origination Date but in all events in form and substance acceptable to Lender (the “A&R Guaranty”).

(b)ental Indemnity. As a condition precedent to Lender’s consent to the Requested Actions and Lender’s execution and delivery of this Agreement, Borrower and New Indemnitor shall execute and deliver to Lender on the Effective Date an amended and restated environmental indemnity agreement in substantially the same form delivered to Lender on the Origination Date but in all events in form and substance acceptable to Lender (the “A&R Environmental Indemnity”). The liability of Borrower under the A&R Environmental Indemnity shall be joint and several with that of New Indemnitor and, if applicable, Original Indemnitor, and shall not be limited to environmental obligations occurring from and after the Effective Date.

(c)PIP Guaranty. Franchisor may from time to time require that certain improvements and/or repairs be made to the Property as more particularly set forth in a Property Improvement Plan (each, a “New PIP”). Borrower shall (i) comply with the terms and conditions of any New PIP and any related requirements of the Franchisor communicated to Borrower or New Manager, (ii) timely complete such improvements and/or repairs strictly within the timeframes set forth in the New PIP or as communicated by the Franchisor to Borrower or New Manager, and

(iii) provide a detailed written confirmation of such timely completion to Lender (the foregoing (i) through (iii), collectively, the “New PIP Obligations”). In connection therewith, New Indemnitor shall execute and deliver to Lender on the Effective Date an absolute and unconditional guaranty of the New PIP Obligations in form satisfactory to Lender (the “New PIP Guaranty”, and together with the A&R Guaranty and the A&R Environmental Indemnity, the “New Indemnities”). In addition to the New PIP Guaranty, Borrower shall deposit with Lender, on the Effective Date, cash in immediately available funds in the amount set forth in Section 2.2(a) for deposit into the FF&E Reserve Account (the “New FF&E Deposit”).

2.2.owledgment of Loan Figures; Fees.

(a)ncipal, Reserves and Other Outstanding Amounts. As of the Effective Date, except as otherwise stated a different date is specified:

(i)outstanding principal balance of the Loan is $12,873,889.30 (the “Effective Date Principal Balance”);

(ii)mount of accrued and unpaid monthly debt service (computed at the Interest Rate) is $460,604.22 (“Accrued Monthly Debt Service”);

(iii)of accrued and unpaid amounts to be deposited into the Tax and Insurance Escrow Account on the Effective Date is $271,705.70 (the “Tax and Insurance Escrow Payment”);

(iv)	amount of the New FF&E Deposit is $337,500.00;

(v)amount of accrued and unpaid advances (including tax and

insurance advances) and accrued and unpaid interest thereon is $34,357.94 (“Interest on Advances”);

(vi)amount of accrued and unpaid interest at the Default Rate accruing from and after the Payment Default Date (for the avoidance of doubt, without duplication of Accrued Monthly Debt Service) is $1,113,820.55 (“Accrued Default Interest”);

(vii)of accrued and unpaid late charges accruing from and after the Payment Default Date is $80,604.69 (“Accrued Late Charges”);

(viii)of accrued and unpaid costs and expenses incurred by Lender and/or its servicer (including without limitation Lender Expenses) is $435,351.58 (“Accrued Lender Expenses”);

(ix)mount of accrued and unpaid special servicing fees payable to Special Servicer through September 1, 2022 is $38,199.04 (“Accrued SS Fees”), and on the Payment Date occurring on October 1, 2022, a monthly special servicing fee computed based on annual special servicing fee rate of 0.25% multiplied by the outstanding principal balance will be due and owing to Lender in accordance with the Loan Documents; and

(x)amount of suspense funds available for application to amounts due and owing under the Loan Documents is $40,389.44 (the “Suspense Funds”):

In the event of any error in, or omission from, the foregoing, Lender shall not be prejudiced, limited, or estopped, in any way in its right to charge, collect and receive any and all monies lawfully due Lender under the Loan Documents.

(b)s. As a condition precedent to Lender’s consent to the Requested Actions and Lender’s execution and delivery of this Agreement Borrower shall pay to Lender on or prior to the Effective Date:

(i)application fee of $50,000.00 (the “Application Fee”), to be credited against the Lender Expenses on the Effective Date (it being acknowledged and agreed that the Application Fee has been received by Special Servicer);

(ii)e equal to $64,369.45, which is 0.5% of the Effective Date Principal Balance, in connection with the review and approval of the Impermissible Change of Control (the “Transfer Fee”); and

(iii)equal to $64,369.45, which is 0.5% of the Effective Date Principal Balance, in connection with the review and approval of the replacement of the Original Indemnitor with New Indemnitor (the “Guarantor Change Fee”).

Each Borrower Party agrees that the foregoing fees are for new consideration and are not interest charged in connection with the Loan. Lender and Borrower hereby acknowledge and agree that the Application Fee, the Transfer Fee and the Guarantor Change Fee are fully earned in consideration for Lender’s consent to the Requested Actions and are not and shall not constitute a partial payment of interest or any other amounts due Lender under the Note and the other Loan Documents (except that the Lender shall credit the Application Fee against the Lender Expenses).

The Application Fee, the Transfer Fee and the Guarantor Change Fee shall not be applied by Lender against the indebtedness outstanding under the Loan Documents, either now or in the future. Furthermore, Borrower acknowledges and agrees that none of the Application Fee, the Transfer Fee and the Guarantor Change Fee constitutes a charge imposed by Lender for the use of money or for any agreement by Lender to forbear from collecting any sums owed Lender by Borrower under the Loan Documents.

(c)r Closing Funds. As a condition precedent to Lender’s consent to the Requested Actions and Lender’s execution and delivery of this Agreement, Borrower shall pay to Lender or Special Servicer, as applicable, prior to or contemporaneous with the execution of this Agreement, cash of immediately available funds in the amount of $2,860,493.18 by wire transfer in accordance with Exhibit B attached hereto, which shall be applied by Lender or directed by Lender toward payment of (without duplication and after application of the Suspense Funds) amounts due and owing under the Loan Documents on the Effective Date, including, without limitation, Accrued Monthly Debt Service, the Tax and Insurance Escrow Payment, the New FF&E Deposit, Interest on Advances, Accrued Default Interest, Accrued Late Charges, Accrued Lender Expenses, Accrued SS Fees, the Transfer Fee, and the Guarantor Change Fee.

(d)r 2022 Monthly Payment. On the first Payment Date occurring after the Effective Date (the “Next Payment Date”), the amount of $135,465.15 will be due and payable in accordance with the Loan Documents comprising the following: (i) the Monthly Debt Service Payment Amount of $76,766.37, (ii) special servicing fees in the amount of $2,647.67,

(iii) the monthly deposit to the Tax and Insurance Escrow Account in the amount of $38,815.10 (which amount is computed based on an updated escrow analysis prepared by Lender), and (iv) the FF&E Monthly Deposit of $17,236.01. In the event of any error in, or omission from, the foregoing, Lender shall not be prejudiced, limited, or estopped, in any way in its right to charge, collect and receive any and all monies lawfully due Lender under the Loan Documents. Notwithstanding receipt of the monthly payment for the Next Payment Date on the Effective Date or otherwise prior to the Next Payment Date, such payment will be applied by Lender on the Next Payment Date.

(e)s and Expenses. As a condition to Lender entering into this Agreement in connection with the Requested Actions contemplated hereunder, Borrower shall pay, contemporaneous with the execution of this Agreement, all costs and expenses incurred by Lender, Special Servicer and the other Lender Parties in connection with the Requested Actions and the preparation, negotiation, execution, delivery and recordation (if applicable) of this Agreement and the other documents executed simultaneously herewith, including, without limitation, all attorneys’ fees and expenses, title charges, recording fees, charges and taxes, appraisals, UCC, lien and other searches, and all other expenses (collectively the “Lender Expenses”) including without limitation, (i) title charges and recording taxes, stamps and other costs, (ii) Lender’s legal fees and expenses to be paid at closing (including search charges), and (iii) any other amounts due and payable by Borrower Parties under the Loan Documents. To the extent invoices for any Lender Expenses (including without limitation special servicing fees, workout fees and liquidation fees due and owing pursuant to Section 9.3 of the Loan Agreement) are received after the execution of this Agreement, Borrower shall reimburse Lender (or cause Manager to reimburse Lender) for such amounts within ten (10) Business Days of demand therefor. Borrower Parties acknowledge and agree that Lender shall not apply any payments or reimbursements for Lender Expenses at any time to reduce the Debt.

(f)d Loan Fee. Commencing from and after the date that the Loan is returned for servicing by the Master Servicer as a “corrected loan,” Borrower shall pay to Lender a recurring corrected loan fee equal to (x) 1.0% of the Monthly Debt Service Payment Amount due and payable on each Payment Date (including the Maturity Date) plus (y) 1.0% of the final payment of principal due on the Maturity Date (or on the date that the Loan is repaid in full, if earlier) (the

“Corrected Loan Fee”).

(g)eiver’s Expenses. Pursuant to a proceeding commenced by Lender against Borrower in the 210th Judicial District Court, El Paso County, Texas (Cause Number 2021DCV2333), Robert (Tico) Bevier of the ARL El Paso Management LLC, an affiliate of Pyramid Hotel Group, was appointed as the receiver of the Property (the “Receiver”). As a condition to Lender entering into this Agreement in connection with the Requested Actions contemplated hereunder, Borrower shall pay, as and when due, all fees, costs and expenses of any kind incurred by the Receiver in the performance of the Receiver’s duties, to the extent that cash flows from the Property are insufficient to pay such costs and expenses. If any such amount is advanced to the Receiver by Lender in its sole and absolute discretion, Borrower shall reimburse Lender (or cause Manager to reimburse Lender) for the same within three (3) business days after presentation of invoice(s) therefor.

2.3.statement of Loan. The Note, the Loan Agreement and the other Loan Documents are hereby reinstated, in accordance with their respective terms and conditions. Notwithstanding any implication or agreement herein relating to the reinstatement or modification of the Loan Documents (including, without limitation, any prior course of conduct by any party hereto), Borrower agrees that Lender shall and will hereafter require full and prompt performance of any and all terms, conditions or requirements of this Agreement and all Loan Documents. Borrower Parties acknowledge and agree that any performance or nonperformance of the terms of the Note, the Loan Agreement, the Security Instrument, the Assignment of Leases, the Environmental Indemnity, the Guaranty, or the other Loan Documents prior to the date of this Agreement shall not affect or diminish in any way the requirement of strict compliance of the Note, the Loan Agreement, the Security Instrument, the Assignment of Leases, the Environmental Indemnity, the Guaranty and the other Loan Documents.

2.4.rmation.

(a)Investor and New Indemnitor, by virtue of his execution and delivery of the Joinder By and Agreement, Consent and Acknowledgment of New Indemnitor attached to this Agreement (the “New Indemnitor Joinder”), confirm that all information provided to Lender and/or any Servicer by or on behalf of New Investor and/or New Indemnitor or any of their respective employees, officers, directors, partners, members, managers or representatives, in connection with or relating to (i) the Requested Actions, (ii) this Agreement or the contemplated transactions or (iii) the Property, contains no untrue statement of material fact and does not omit a material fact necessary in order to make such information not materially misleading, and the provision of any such information by Lender or any Servicer to any rating agency is expressly consented to by New Investor and New Indemnitor and will not infringe upon or violate any intellectual property rights of any party (collectively, the “NI Disclosure Representations”). New Investor and New Indemnitor, jointly and severally, agree to reimburse, indemnify and hold Lender Parties harmless from and against any and all liabilities, judgments, costs, claims, damages, penalties, expenses, losses or charges (including, but not limited to, all reasonable legal fees and court costs) (collectively, “Indemnification Costs”), which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of

(x) any breach or inaccuracy of the NI Disclosure Representations, or (y) any fraudulent or tortious conduct of New Investor and/or New Indemnitor in connection with the Requested Actions, this

Agreement or the contemplated transactions, or the Property, including any misrepresentation of financial data presented to Lender and/or Servicer.

(b)rower and Original Indemnitor, upon Original Indemnitor’s execution and delivery of the Joinder By and Agreement, Consent and Acknowledgment of Original Indemnitor attached to this Agreement (the “Original Indemnitor Joinder”), confirm that all information provided to Lender and/or any Servicer by or on behalf of Borrower and/or Original Indemnitor or any of their respective employees, officers, directors, partners, members, managers or representatives, in connection with or relating to (i) the Requested Actions, (ii) this Agreement or the contemplated transactions or (iii) the Property, contains no untrue statement of material fact and does not omit a material fact necessary in order to make such information not misleading, and the provision of any such information by Lender and/or any Servicer to any rating agency is expressly consented to by Borrower and Original Indemnitor and will not infringe upon or violate any intellectual property rights of any party (collectively, the “Borrower Disclosure Representations”). Borrower and Original Indemnitor, jointly and severally, agree to reimburse, indemnify and hold Lender Parties harmless from and against any and all Indemnification Costs, which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach or inaccuracy of the Borrower Disclosure Representations or any fraudulent or tortious conduct of Borrower and/or Original Indemnitor in connection with the Requested Actions, this Agreement or the contemplated transactions, or the Property, including any misrepresentation of financial data presented to Lender and/or Servicer.

2.5.al Conditions Precedent. As a condition precedent to Lender’s consent to the Requested Actions and Lender’s execution and delivery of this Agreement:

(a)	er shall have received:

(i)all organizational documentation reasonably requested by Lender in form and substance reasonably required by Lender;

(ii)each of the DOT Amendment and the ALR Amendment (each as defined below);

(iii)each of the New Indemnities;

(iv)the New Assignment of Management Agreement;

(v)the Assignment of Beverage Agreement; and

(vi)all other certificates, agreements, resolutions, covenants and legal opinions reasonably required by Lender in form and substance reasonably required by Lender.

(b)er shall have received, at Borrower’s sole cost and expense, a modification endorsement on Form T-38 to the existing lender’s title insurance policy, dated as of the date of the recording of (i) that certain First Amendment to Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Fixture Filing, by and between Borrower and Lender dated as of the Effective Date (the “DOT Amendment”), and (ii) that certain First Amendment to Assignment of Leases and Rents, by and between Borrower and Lender dated as of the Effective Date (the “ALR Amendment”).

(c)er shall have received satisfactory results for UCC, tax lien, judgment and bankruptcy searches of Borrower Parties and their applicable parent entities.

(d)er shall have received all approvals necessary or required in connection with approving the Requested Actions and modifications of the Loan set forth in this Agreement and the other documents executed in connection herewith.

(e)prior to the date that is three (3) Business Days after the Effective Date, Borrower shall have delivered to Lender evidence of insurance for the Property which satisfies the requirements of the Loan Documents in form and substance satisfactory to Lender. On or prior to the Effective Date, Borrower shall have delivered to Lender a complete set of invoices for such insurance policies so as to enable Lender to prepare an updated insurance escrow analysis for the Loan.

2.6.e and Covenant Not To Sue. Each of Borrower Parties, as to itself and all of its respective heirs, successors and assigns only, hereby remises, releases, acquits, satisfies and forever discharges Lender Parties from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, inactions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, whether known or unknown, either now accrued or subsequently maturing, which any of Borrower Parties now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the Effective Date, including, without limitation, matters arising out of or relating to (a) the Loan, including, without limitation, the administration or funding thereof, (b) the Loan Documents, (c) the Debt, (d) the Property, and (e) any other agreement or transaction between Borrower Parties or any one of them and any of Lender Parties concerning matters arising out of or relating to the items set forth in subsections (a) – (d) above. Each of Borrower Parties, as to itself and all of its respective heirs, successors and assigns only, covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of Lender Parties by reason of or in connection with any of the foregoing matters, claims or causes of action. Notwithstanding anything to the contrary contained in this Agreement or any Loan Documents, Borrower Parties do not waive any claims arising from any action first occurring from, and after, the Effective Date.

2.7.n Post-Closing Obligations.

(a)thirty (30) days following the Effective Date, Borrower Parties, at their sole cost and expense, shall cause the termination of any UCC-1 Financing Statement naming Borrower as the debtor and City Bank (or any of its predecessors-in-interest) as the secured party (collectively, the “City Bank UCCs”). Borrower Parties represent and warrant to Lender that the City Bank UCCs do not perfect any security interests that remain in existence on the Effective Date.

(b)prior to the Effective Date, Borrower Parties, at their sole cost and expense, shall pay any and all accrued and unpaid franchise taxes (including any penalties and interest thereon) owed by HDGH, and within thirty (30) days following the Effective Date, shall cause any related tax lien to be discharged.

(c)breach of this Section 2.7 shall constitute a default under the Loan Agreement and the other Loan Documents.

2.8.er Assurances. Borrower Parties shall execute and deliver to Lender such agreements, instruments, documents, financing statements and other writings as may be requested from time to time by Lender to perfect and to maintain the perfection of Lender's security interest in and to the Property, and to consummate the transactions contemplated by or in the Loan Documents and this Agreement.

Article 12 ARTICLE 3 ADDITIONAL PROVISIONS
3.1.	Modifications to Loan Documents. From and after the Effective Date, the parties agree that the Loan Documents are modified as set forth on Schedule 3.1 attached hereto and made a part hereof.

3.2.Consent of Lender. Subject to the terms of this Agreement, Lender consents to the Requested Actions. Each of Borrower Parties agrees that neither this Agreement nor Lender’s consent to the Requested Actions shall be deemed Lender’s consent or a waiver of Lender’s right to consent to any other action requiring Lender consent under the Loan Documents that may be contained in any of the documents or items delivered to Lender in connection with the Requested Actions, whether or not such documents or items were reviewed and/or accepted by Lender, including but not limited to any action permitted under the organizational or constituent documents of any Borrower Party and/or entities holding direct and/or indirect interests in any Borrower Party. Moreover, neither this Agreement nor Lender’s consent to the Requested Actions shall constitute a modification of any of the terms or conditions of the Loan Documents, except as expressly provided for in this Agreement.

3.3.Release of Original Indemnitor. Provided that Original Indemnitor has executed and delivered the Original Indemnitor Joinder on the Effective Date, then as of the Effective Date, Lender hereby releases Original Indemnitor from its obligations under the Guaranty and the Environmental Indemnity in accordance with and subject to the terms of the Original Indemnitor Joinder, with the exception of any liability of Original Indemnitor based upon (a) any material misrepresentation of Borrower or Original Indemnitor in this Agreement or any other document executed in connection with this Agreement and/or (b) the obligations under the Environmental Indemnity (the “Environmental Indemnity Obligations”) or any of the other Loan Documents that are caused by Borrower or Original Indemnitor, or any of their agents, or result from the existence of conditions existing prior to the Effective Date or migrating to or from any portion of the Property prior to the Effective Date, or result from a violation of Environmental Law (as defined in the Environmental Indemnity) prior to the Effective Date. Borrower and Original Indemnitor shall bear the burden of proving when Hazardous Substances (as defined in the Environmental Indemnity) first existed upon, about or beneath the Property or began migrating to or from the Property and when a violation of Environmental Law first occurred. The foregoing burden of proof is for the benefit of the Lender, its successors and assigns, and is not for the benefit of any other party.

3.4.New Indemnitor Joinder. New Indemnitor shall assume the obligations of Original Indemnitor under the Guaranty, Environmental Indemnity and other Loan Documents to which it is a party pursuant to the New Indemnitor Joinder.

3.5.Lender Representations and Warranties. Lender has no actual knowledge of the existence of any event, fact or circumstances that has occurred or failed to occur which constitutes, or with the lapse or passage of time, giving of notice or both, could constitute a default or Event of Default under the Loan Documents that has not been cured, other than the Existing Events of Default. The foregoing representation and warranty shall not be deemed a waiver of any default or Event of Default under the Loan Documents, whether now existing or that occurs in the future.

3.6.Post-Closing Restructuring. Lender understands that, following the Effective Date, Borrower Parties wish to form a new wholly-owned subsidiary of HDGH (such subsidiary, the “Operating Company”). The purpose of the Operating Company will be to acquire from Borrower and own certain tangible personal property related to the use and operation of the Project, and in connection therewith, make any necessary and/or appropriate tax elections for the Operating Company to be taxed as a taxable REIT subsidiary for U.S. federal income tax purposes (the “Post- Closing Restructuring”). Borrower Parties acknowledge that the Post-Closing Restructuring will require material modifications to the Loan Documents, and may require additional approvals from Lender and third parties, including, without limitation, the Ground Landlord, the Franchisor, rating agencies, and other parties, which approvals may or may not be granted. Provided that the Post- Closing Restructuring does not materially deviate from the transaction described in this Section

3.6 and occurs reasonably promptly following the Effective Date (and in any case within 90 days from the Effective Date), and provided that any and all costs of Lender are paid or reimbursed in connection therewith (including without limitation any title insurance costs, legal fees and special servicing fees) such that the Post-Closing Restructuring is absolutely cost-neutral to Lender, and without prejudice to Lender in any manner whatsoever, including without limitation Lender’s rights and remedies under the Loan Documents or otherwise, Lender agrees to consider in good faith a waiver of any loan modification fee in connection with the related modifications to the Loan Documents. Lender shall have no liability or obligation to Borrower Parties or any other person if the Post-Closing Restructuring is not approved or such waiver of any loan modification fee is not ultimately granted. Borrower understands that the Loan will remain in special servicing until the Post-Closing Structuring is complete (or such longer period as may be required under the applicable pooling and servicing agreement or the policies and procedures of Lender).

Article 13 ARTICLE 4 MISCELLANEOUS PROVISIONS
4.1.	No Limitation of Remedies. No right, power or remedy conferred upon or reserved to or by Lender in this Agreement is intended to be exclusive of any other right, power or remedy conferred upon or reserved to or by Lender under this Agreement, the Loan Documents or at law, but each and every remedy shall be cumulative and concurrent, and shall be in addition to each and every other right, power and remedy given under this Agreement, the Loan Documents or now or subsequently existing at law.

4.2.No Waivers. Except as otherwise expressly set forth in this Agreement, nothing contained in this Agreement shall constitute a waiver of any rights or remedies of Lender under the Loan Documents or at law. No delay or failure on the part of any party in the exercise of any right or remedy under this Agreement shall operate as a waiver, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action or forbearance by any party contrary to the provisions of this Agreement shall be construed to constitute a waiver of any of the express provisions. Any party may in writing expressly waive any of such party's rights under this Agreement without invalidating this Agreement.

4.3.Successors or Assigns. Whenever any party is named or referred to in this Agreement, the heirs, executors, legal representatives, successors, successors-in-title and assigns of such party shall be deemed included. All covenants and agreements in this Agreement shall bind and inure to the benefit of the heirs, executors, legal representatives, successors, successors- in-title and assigns of the parties, whether so expressed or not.

4.4.Construction of Agreement. Each party hereto acknowledges that it has participated in the negotiation of this Agreement and no provision shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision. Borrower Parties at all times have had access to an attorney in the negotiation of the terms of and in the preparation and execution of this Agreement and have had the opportunity to review and analyze this Agreement for a sufficient period of time prior to execution and delivery. No representations or warranties have been made by or on behalf of Lender, or relied upon by Borrower Parties, pertaining to the subject matter of this Agreement, other than those set forth in this Agreement. All prior statements, representations and warranties, if any, are totally superseded and merged into this Agreement, which represents the final and sole agreement of the parties with respect to the subject matter of this Agreement. All of the terms of this Agreement were negotiated at arm's length, and this Agreement was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the parties upon the others. The execution and delivery of this Agreement are the free and voluntary act of Borrower Parties.

4.5.Invalid Provision to Affect No Others. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or any related transaction at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If any clause or provision operates or would prospectively operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be deemed deleted, as though not contained in this Agreement, and the remainder of this Agreement shall remain operative and in full force and effect.

4.6.Notices. Notwithstanding anything to the contrary contained in any of the Loan Documents, any and all notices, elections, approvals, consents, demands, requests and responses (“Communications”) permitted or required to be given under this Agreement or the Loan Documents shall not be effective unless in writing, signed by or on behalf of the party giving the same, and sent by certified or registered mail, postage prepaid, return receipt requested, or by hand delivery or a nationally recognized overnight courier service (such as FedEx), to the party to be notified at the address of such party set forth below or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance with this Section. Any Communications shall be effective upon the earlier of their receipt or three days after mailing in the manner indicated in this

Section. Receipt of Communications shall occur upon actual delivery but if attempted delivery is refused or rejected, the date of refusal or rejection shall be deemed the date of receipt. Any Communication, if given to Lender, must be addressed as follows, subject to change as provided above:

Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2015-CCRE26

Mortgage Trust Commercial Mortgage Pass-Through Certificates c/o CWCapital Asset Management LLC

900 19th Street, NW, 8th Floor Washington, DC 20006

Attn: Ariel Levin

Email: alevin@cwcapital.com

With a copy to:

CWCapital Asset Management LLC 900 19th Street, NW, 8th Floor Washington, DC 20006

Attn: Ariel Levin

Email: alevin@cwcapital.com

and a copy to:

Venable LLP

1270 Avenue of the Americas, 24th Floor New York, NY 10020

Attention: Patrice Stavile, Esq. Email: pstavile@venable.com and, if given to Borrower, must be addressed as follows, notwithstanding any other address set forth in the Loan Documents to the contrary, subject to change as provided above:

If to Borrower:

High Desert Investors, LP

c/o High Desert Garden Holdings 6547 N. Academy Blvd. #137 Colorado Springs, CO 80918 Attn: Sean Hawkins

Email: sean@theconvergence.group

With a copy to:

John Lubitz, Esq.

Lewis Brisbois Bisgaard & Smith LLP 1700 Lincoln Street, Suite 4000

Denver, CO 80203

Email: john.lubitz@lewisbrisbois.com

And a copy to:

Lodging Fund REIT III OP, LP 1635 43rd Street South, Suite 205 Fargo, North Dakota 58103

Attn: Linzey Erickson

Email: lerickson@legendarycap.com

And a copy to:

Durellaw, PLC

644 Lovett St. SE, Suite C Grand Rapids, MI 49506 Attention: John H. Faris, Esq. Email: jhf@durellaw.com and, if given to New Investor, must be addressed as follows, subject to change as provided above:

Lodging Fund REIT III OP, LP 1635 43rd Street South, Suite 205 Fargo, North Dakota 58103

Attn: Linzey Erickson

Email: lerickson@legendarycap.com

With a copy to:

Durellaw, PLC

644 Lovett St. SE, Suite C Grand Rapids, MI 49506 Attention: John H. Faris, Esq. Email: jhf@durellaw.com

4.7.Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the provisions of Section 10.3 of the Loan Agreement.

4.8.Headings; Exhibits. The headings of the articles, sections and subsections of this Agreement are for the convenience of reference only, are not to be considered a part of this Agreement and shall not be used to construe, limit or otherwise affect this Agreement.

4.9.Modifications. The terms of this Agreement may not be changed, modified, waived, discharged or terminated orally, but only by an instrument or instruments in writing, signed by the party against whom the enforcement of the change, modification, waiver, discharge or termination is asserted. Lender's consent to the Requested Actions shall not be deemed to constitute Lender's consent to any provisions of the organizational documents that would be in violation of the terms and conditions of any of the Loan Documents.

4.10.Time of Essence; Consents. Time is of the essence of this Agreement and the Loan Documents. Any provisions for consents or approvals in this Agreement shall mean that such consents or approvals shall not be effective unless in writing and executed by Lender.

4.11.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000, such as DocuSign), or other transmission method or any combination of these transmission methods. Any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Manual “wet” original signatures and electronic and digital signatures shall be deemed original signatures for purposes of this Agreement and all matters related thereto, with such manual, electronic, and digital signatures having the same legal effect as original signatures. This Agreement may be executed by any combination of manual, electronic, and digital signatures which shall be legal and binding and shall have the same full force and effect as if an original of this Agreement had been delivered.

4.12.WAIVER OF TRIAL BY JURY. THE PARTIES HERETO, BY ACCEPTANCE OF THIS AGREEMENT, HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THE LOAN AGREEMENT, THIS AGREEMENT, THE NOTE, THE SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, BORROWER, NEW INVESTOR, ORIGINAL INDEMNITOR OR NEW INDEMNITOR.

Article 14 (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

The parties have executed and delivered this Agreement as of the day and year first above written.

LENDER:

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF COMM 2015-CCRE26 MORTGAGE TRUST COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES

By:CWCapital Asset Management LLC, solely in its capacity as Special Servicer

By: /s/ Ariel Levin

Name: Ariel Levin

Title: Vice President

The parties have executed and delivered this Agreement as of the day and year first above written.

BORROWER:

IDGH DESERT INVESTORS, LP

a Delaware limited partnership

By: High Desert GP Holding, LLC Its: General Partner

By: High Desert Garden Holdings, LLC Its: Sole Member

By: ASI Capital, LLC Its: Manager

By: The Convergence G oup Its: Manager:

By: /s/ Sean Hawkins

Name: Sean Hawkins

Title: Managing Director

The parties have executed and delivered this Agreement as of the day and year first above written.

NEW INVESTOR:

LODGING FUND REIT III OP, LP

By: Lodging Fund REIT III, Inc.

Its: General Partner

/s/ Samuel Montgomery

By: Samuel Montgomery Its: Chief Operating Officer

Article 15 JOINDER BY AND AGREEMENT, CONSENT AND ACKNOWLEDGMENT OF ORIGINAL INDEMNITOR

The undersigned, WAYNE A. VANDENBURG, an individual, and SHEILA M. VANDENBURG, an individual (collectively, “Original Indemnitor”) being the guarantor/indemnitor under the Guaranty and the Environmental Indemnity (each as defined in the Loan Agreement (as defined in, but immediately prior to the effectiveness of, the Loan Modification and Reinstatement Agreement (“Agreement”) to which this Joinder by and Agreement, Consent and Acknowledgment of Original Indemnitor (“Original Indemnitor Joinder”) is attached)), hereby joins into the Agreement and represents and warrants to, consents to, and acknowledges, covenants and agrees with, Lender the following:

1.Defined Terms. All capitalized terms used in this Original Indemnitor Joinder, unless defined below, shall have the meanings given such terms in the Agreement.

2.Reaffirmation of Guaranty and Environmental Indemnity. The Guaranty and the Environmental Indemnity constitute the valid, legally binding obligations of Original Indemnitor, enforceable against Original Indemnitor in accordance with their respective terms. Original Indemnitor waives and releases any and all defenses, affirmative defenses, setoffs, claims, counterclaims and causes of action of any kind or nature which Original Indemnitor has asserted, or might assert, against any of Lender Parties which in any way relate to or arise out of the Guaranty, the Environmental Indemnity or any of the other Loan Documents.

3.Agreements of Original Indemnitor. Original Indemnitor consents to the execution and delivery of the Agreement by the other Borrower Parties and agrees and acknowledges that, except as set forth in paragraphs 5 and 6 below, the liability of Original Indemnitor under the Guaranty and the Environmental Indemnity shall not be diminished in any way by the execution and delivery of the Agreement or by the consummation of any of the transactions contemplated therein, including but not limited to the Requested Actions.

4.Authority Representations by the Original Indemnitor. The execution and delivery of, and performance under, this Original Indemnitor Joinder, the Guaranty and the Environmental Indemnity by Original Indemnitor will not (a) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Original Indemnitor or (b) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Original Indemnitor is a party or by which the Property may be bound or affected.

5.Release of Original Indemnitor under Guaranty. Notwithstanding anything to the contrary in this Original Indemnitor Joinder, the Loan Agreement, if applicable, the Security Instrument, or the other Loan Documents, Original Indemnitor's obligations under this Original Indemnitor Joinder and the Guaranty shall not apply with respect to, and by acceptance of this Original Indemnitor Joinder, Lender agrees that Original Indemnitor is hereby released from any and all of Original Indemnitor's obligations (the “Guaranteed Obligations”) under the Guaranty for acts or events occurring or obligations arising after the Effective Date except for: (a) any material misrepresentation of Borrower or Original Indemnitor in this Original Indemnitor Joinder or any other document executed in connection herewith, and/or (b) Guaranteed Obligations that are caused by Borrower and/or Original Indemnitor and/or any of their agents.

6.Release of Original Indemnitor Under Environmental Indemnity. Notwithstanding anything to the contrary in this Original Indemnitor Joinder, the Loan Agreement, if applicable, the Security Instrument or the Loan Documents, Original Indemnitor's obligations under this Original Indemnitor Joinder and under the Environmental Indemnity shall not apply with respect to, and by acceptance of this Original Indemnitor Joinder, Lender agrees that Original Indemnitor is released for all acts or events occurring or obligations first arising under the Environmental Indemnity (“Environmental Indemnity Obligations”) after the Effective Date unless such Environmental Indemnity Obligations: (a) are based upon any material misrepresentation of Borrower or Original Indemnitor in this Agreement or any other document executed in connection with this Agreement, (b) are caused by Borrower, Original Indemnitor and/or any of their agents, or (c) result from the existence of conditions existing prior to the Effective Date or migrating to or from any portion of the Property prior to the Effective Date, or result from a violation of Environmental Law prior to the Effective Date. For purposes of this Original Indemnitor Joinder, Borrower and Original Indemnitor shall bear the burden of proving when Hazardous Substances first existed upon, about or beneath the Property or began migrating to or from the Property and when a violation of Environmental Law first occurred; provided however, the foregoing burden of proof is for the benefit of Lender, its successors and assigns, and is not for the benefit of any third party.

7.Confirmation of Representations; Additional Representations. Original Indemnitor confirms (a) the representations and warranties and agrees to the covenants regarding Original Indemnitor set forth in the Agreement, including, but not limited to the obligations to pay the Indemnification Costs, and (b) the truth and accuracy of all representations and warranties set forth in the Guaranty and Environmental Indemnity, as applicable. Original Indemnitor represents and warrants that, prior to the Effective Date, it delivered true, correct and complete copies of the Guaranty and the Environmental Indemnity to New Indemnitor and warranted to New Indemnitor that such documents were true, correct and complete copies of such documents as signed by Original Indemnitor.

8.WAIVER OF TRIAL BY JURY. ORIGINAL INDEMNITOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH ORIGINAL INDEMNITOR AND LENDER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS ORIGINAL INDEMNITOR JOINDER AND ANY OTHER LOAN DOCUMENT. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS ORIGINAL INDEMNITOR JOINDER. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY ORIGINAL INDEMNITOR, AND ORIGINAL INDEMNITOR HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. ORIGINAL INDEMNITOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS ORIGINAL INDEMNITOR JOINDER AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Article 16 (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

The undersigned Original Indernnitor has executed a d e Ied this Original lndemnitor Joinder to be effective as of the Effective Date of the Agreement.

ORIGINAL INDEMNITOR:

/s/ Wayne A. Vandenburg

Wayne A. Vandenburg, an individual

/s/ Sheila M. Vandenburg

Sheila M. Vandenburg, an individual

Article 17 JOINDER BY AND AGREEMENT, CONSENT AND ACKNOWLEDGMENT OF NEW INDEMNITOR

The undersigned, COREY R. MAPLE, an individual (“New Indemnitor”), being the New Indemnitor referred to in the Loan Modification and Reinstatement Agreement (“Agreement”) to which this Joinder By and Agreement, Consent and Acknowledgement of New Indemnitor is attached (the “New Indemnitor Joinder”), intending to be legally bound under the terms and provisions of the Guaranty and the Environmental Indemnity pursuant to the provisions of this New Indemnitor Joinder, hereby joins into the Agreement and represents and warrants to, consents to, and acknowledges to, covenants to and agrees with, Lender the following:

1.Defined Terms. All capitalized terms used in this New Indemnitor Joinder, unless defined below, shall have the meanings given such terms in the Agreement, and if not defined below, then in the Original Indemnitor Joinder attached thereto.

2.Benefit to New Indemnitor. Each New Indemnitor, owning a direct and/or indirect interest in Borrower as a result of the Requested Actions, shall receive a substantial benefit from Lender's consent to the Requested Actions.

3.Agreements of New Indemnitor. New Indemnitor consents to the execution and delivery of the Agreement by the other Borrower Parties. New Indemnitor hereby represents and warrants to Lender that New Indemnitor (i) has read each and every provision of the Agreement,

(ii) has, or has been given the opportunity to have, the Agreement reviewed by competent legal counsel of its choosing, (iii) understands, agrees to and accepts the provisions thereof, (iv) is entering into this New Indemnitor Joinder with respect to the Agreement freely, voluntarily, with full knowledge, and without duress, (v) in executing this New Indemnitor Joinder with respect to the Agreement, is relying on no representations either written or oral, express or implied, made to New Indemnitor by any other party hereto, and (vi) as of the Effective Date, New Indemnitor has no offsets or defenses against any of its obligations under the Guaranty, as amended pursuant to the A&R Guaranty (as hereinafter defined), the Environmental Indemnity, as amended pursuant to the A&R Environmental Indemnity, the New PIP Guaranty, or any other Loan Documents to which it is a party.

4.Assumption by New Indemnitor of Guaranty. New Indemnitor hereby assumes and agrees to be liable and responsible for and bound by, and agrees to comply with and perform, each and every covenant, condition, agreement, representation, warranty, waiver, consent, acknowledgment and obligation of Original Indemnitor and all of Original Indemnitor’s obligations, agreements and liabilities, including but not limited to the jury waiver and other waivers set forth therein, under the Guaranty, as amended by this New Indemnitor Joinder, the Agreement and A&R Guaranty to be delivered concurrently with this New Indemnitor Joinder, as fully and completely as if the New Indemnitor had originally executed and delivered such Guaranty, as amended by this New Indemnitor Joinder, the Agreement, and the A&R Guaranty to be delivered concurrently with this New Indemnitor Joinder, as the guarantor thereunder including all of those obligations, agreements and liabilities which would have been the obligations, agreements and liabilities of Original Indemnitor, without regard to when such obligations, agreements and liabilities arise, accrue or have arisen or accrued and without regard to the Original Indemnitor's responsibility therefore, if any. New Indemnitor further agrees to pay, perform and discharge each and every obligation of payment and performance of any guarantor under, pursuant to and as set forth in the Guaranty, as amended by this New Indemnitor Joinder, the Agreement, and the A&R Guaranty to be delivered concurrently with this New Indemnitor Joinder, at the time, in the manner and otherwise in all respects as therein provided. From and after the Effective Date, the Guaranty is amended to provide that all references to the term “Guarantor” used in the Guaranty shall mean and refer to New Indemnitor, and if applicable, Original Indemnitor. The foregoing assumption by New Indemnitor is absolute and unconditional. As a condition precedent to Lender’s consent to the Requested Actions and Lender’s execution and delivery of this Agreement, in order to further evidence the foregoing, New Indemnitor shall execute and deliver to Lender on the Effective Date the A&R Guaranty.

5.Assumption by New Indemnitor of Environmental Indemnity. New Indemnitor by this New Indemnitor Joinder assumes and agrees to be liable and responsible for and bound by all of the Original Indemnitor's obligations, agreements and liabilities, including but not limited to the jury waiver and other waivers set forth therein, under the Environmental Indemnity as fully and completely as if New Indemnitor had signed such Environmental Indemnity, as amended by this New Indemnitor Joinder, the Agreement, and the A&R Environmental Indemnity to be delivered concurrently with this New Indemnitor Joinder, as the indemnitor thereunder, including without limitation, all of those obligations, agreements and liabilities which would have been the obligations, agreements and liabilities of Original Indemnitor, without regard to when such obligations, agreements and liabilities arise, accrue or have arisen or accrued and without regard to the Original Indemnitor's responsibility therefore, if any. New Indemnitor further agrees to pay, perform, and discharge each and every obligation of payment and performance of any indemnitor under, pursuant to and as set forth in the Environmental Indemnity, as amended by this New Indemnitor Joinder, the Agreement, and the A&R Environmental Indemnity to be delivered concurrently with this New Indemnitor Joinder, at the time, in the manner and otherwise in all respects as therein provided. The liability of New Indemnitor under this paragraph shall be joint and several with that of Borrower and, if applicable, Original Indemnitor. From and after the Effective Date, the Environmental Indemnity is amended to provide that all references to the term “Principal” used in the Environmental Indemnity shall mean and refer to the New Indemnitor, and if applicable, Original Indemnitor. The term “Indemnitor” used in the Environmental Indemnity shall mean and refer to Borrower and New Indemnitor, and if applicable, Original Indemnitor. The foregoing assumption by New Indemnitor is absolute and unconditional. As a condition precedent to Lender’s consent to the Requested Actions and Lender’s execution and delivery of this Agreement, in order to further evidence the foregoing, Borrower and New Indemnitor shall execute and deliver to Lender on the Effective Date the A&R Environmental Indemnity.

6.Confirmation of Representations, Warranties, Covenants and Agreements; Additional Representations. New Indemnitor (a) acknowledges, agrees, makes, remakes and provides the agreements, acknowledgements, representations, warranties, waivers, releases and indemnifications regarding New Indemnitor set forth in the Agreement, the Guaranty, the Environmental Indemnity, and the other Loan Documents to which New Indemnitor is a party, including, but not limited to obligations in pay the Indemnification Costs, each as of the Effective Date of the Agreement, and (b) confirms the truth, correctness, completeness and accuracy of all representations and warranties set forth in the Guaranty as amended pursuant to the A&R Guaranty, the Environmental Indemnity as amended pursuant to the A&R Environmental Indemnity, and the other Loan Documents to which New Indemnitor is a party, as applicable, as of the Effective Date of the Agreement, but excluding (i) all representations and warranties that are specific to and regarding Borrower (as defined in the Agreement) or Original Indemnitor (as defined in the Agreement) (including without limitation authority, existence, financial condition, ownership structure, separateness requirements and any other status of any such parties), and (ii) all representations and warranties regarding events, circumstances or occurrences relating to any former tenants or occupants, former leases, and former conditions at the Property that are no longer existing. New Indemnitor represents and warrants that, prior to the Effective Date, New Indemnitor received copies of the Guaranty and the Environmental Indemnity from Original Indemnitor, which copies were warranted by Original Indemnitor as being true, correct and complete copies of such documents.

7.Reaffirmation of Loan Documents. New Indemnitor confirms that the Note, the Loan Agreement, the Guaranty, the Environmental Indemnity, and all other Loan Documents (as modified pursuant to the Agreement, and the New Indemnities), and all obligations of borrower and/or guarantor (as applicable) thereunder remain in full force and effect.

8.Authority Representations by New Indemnitor. The execution and delivery of, and performance under, this New Indemnitor Joinder, of the New Indemnities by New Indemnitor will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to New Indemnitor or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which New Indemnitor is a party or by which the Property may be bound or affected.

9.Notices to New Indemnitor. Lender shall deliver any notices to New Indemnitor which are required to be delivered pursuant to the Guaranty, the Environmental Indemnity, this New Indemnitor Joinder, the New Indemnities or the other Loan Documents or are otherwise delivered by the Lender thereunder at Lender's sole discretion, to New Indemnitor at the following address in the manner set forth in Section 4.6 of the Agreement:

Corey R. Maple

1944 Rose Creek Drive South Fargo, ND 58104

With a copy to:

Durellaw, PLC

644 Lovett St. SE, Suite C Grand Rapids, MI 49506 Attention: John H. Faris, Esq. Email: jhf@durellaw.com

All notices to be sent by New Indemnitor to Lender under this New Indemnitor Joinder, the New Indemnities and the other Loan Documents shall be sent to Lender in the manner set forth in and at the address shown in Section 4.6 of the Agreement.

10.Joint and Several Liability. If there is more than one Indemnitor, the obligations, agreements, duties, liabilities, covenants and undertakings of each New Indemnitor hereunder and under the Guaranty, as amended and restated pursuant to the A&R Guaranty, shall be joint and several. The obligations, agreements, duties, liabilities, covenants and undertakings of each New Indemnitor and Borrower under the Environmental Indemnity, as amended and restated pursuant to the A&R Environmental Indemnity, shall be joint and several.

11.Governing Law. This New Indemnitor Joinder shall be interpreted, construed, and enforced in accordance with Section 6.3 of the Guaranty as amended and restated pursuant to the A&R Guaranty.

12.WAIVER OF TRIAL BY JURY. NEW INDEMNITOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH NEW INDEMNITOR AND LENDER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS NEW INDEMNITOR JOINDER AND ANY OTHER LOAN DOCUMENT. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NEW INDEMNITOR JOINDER. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY NEW INDEMNITOR, AND NEW INDEMNITOR HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. NEW INDEMNITOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NEW INDEMNITOR JOINDER AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Article 18 (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

The undersigned New Indemnitor has executed and delivered this New Indemnitor Joinder to be effective as of the Effective Date of the Agreement.

NEW INDEMNITOR:

/s/ Corey R. Maple

Corey R. Maple, an individual

Signature Page to New lndernnitor Joinder - HGI El Paso

Section 18.1 SCHEDULE 1.2(f) ORGANIZATIONAL CHART

See attached.

Article 19 SCHEDULE 3.1 MODIFICATION TO LOAN DOCUMENTS

Section 3.1From and after the Effective Date, the Loan Documents are modified as follows:

(a)References to Loan Documents; Loan Parties; Certain Defined Terms.

(i)  All references to the term “Loan Documents” in the Loan Agreement, Security Instrument and the other Loan Documents are modified to include this Agreement. All references to any Loan Document or Loan Documents shall mean and refer to such Loan Document or Loan Documents, as modified by the terms of this Agreement, the Original Indemnitor Joinder and the New Indemnitor Joinder attached hereto. All references to Loan in the Loan Documents shall mean the Loan as modified pursuant to this Agreement.

(ii)  Subject to the terms of this Agreement, all references to the term “Guarantor” used in the Loan Documents shall include New Indemnitor, and from and after the Effective Date shall refer only to New Indemnitor, and any successor to and/or replacement of any of the foregoing Person, in each case, pursuant to and in accordance with the applicable terms and conditions of the Loan Documents.

(iii)  From and after the Effective Date, all references to the term “Guaranty” used in the Loan Documents shall refer only to the A&R Guaranty (as defined in the Modification Agreement).

(iv) From and after the Effective Date, all references to the term “Environmental Indemnity” used in the Loan Documents shall refer only to the A&R Environmental Indemnity.

(v)  From and after the Effective Date, all references to the term “Manager” used in the Loan Documents shall refer only to New Manager, and from and after the Effective Date shall exclude Original Manager with respect to matters arising from and after the Effective Date.

(vi) From and after the Effective Date, all references to the term “Management Agreement” used in the Loan Documents shall refer only to New Management Agreement and from and after the Effective Date shall exclude the Original Management Agreement with respect to matters arising from and after the Effective Date.

(vii) From and after the Effective Date, all references to the term “Assignment of Management Agreement” used in the Loan Documents shall refer only to the New Assignment of Management Agreement and from and after the Effective Date shall exclude the Assignment of

Management Agreement executed by Borrower and Original Manager with respect to matters arising from and after the Effective Date.

(viii) All references to “Schedule III” used in the Loan Agreement shall refer to Schedule 1.2(f) attached to this Agreement from and after the Effective Date.

(ix)  All references to “Schedule II” and “Schedule IV” in the Loan Agreement are hereby deleted and the contents of “Schedule II” and “Schedule IV” of the Loan Agreement are replaced with the following text: “Intentionally Deleted”.

(b)Loan Agreement

(i)Section 1.1 Definitions is amended as follows:

(1)The following terms are added in the appropriate alphabetical location:

“MCR” shall mean Morningstar Credit Ratings LLC (formerly known as Realpoint LLC)

“Modification Agreement” shall mean that certain Loan Modification and Reinstatement Agreement, dated as of the Modification Effective Date, among Borrower, Original Guarantor, Guarantor, New Investor and Lender.

“Modification Effective Date” shall mean August 10, 2022. “New Indemnitor” shall mean Corey R. Maple, an individual.

“New Investor” shall mean Lodging Fund REIT III OP, a Delaware limited partnership.

“Original Guarantor” shall mean, jointly and severally, Wayne A. Vandenburg and Sheila M. Vandenburg.

“Original Guaranty” shall mean that certain Guaranty of Recourse Obligations, dated as of the Origination Date, from Original Guarantor in favor of Lender.

“Origination Date” shall mean July 29, 2015.

(2)The following terms and all references to such terms in the Loan Documents are hereby deleted: “Cantor” and “Realpoint”.

(3)The following terms are amended and restated in their entirety as follows:

“Assignment of Leases” shall mean that certain Assignment of Leases and Rents, dated as of the Origination Date, by Borrower (as successor-in-

interest to the original named borrower therein) in favor of Lender, as amended by that certain First Amendment to Assignment of Leases and Rents, dated as of the Modification Effective Date, as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time.

“Approved Rating Agencies” shall mean each of S&P, Moody’s, Fitch and MCR or any other nationally-recognized statistical rating agency which has been approved by Lender and designated by Lender to assign a rating to the Securities.

“Assignment of Management Agreement” shall mean that certain Assignment of Management Agreement and Subordination of Management Fees, dated as of the Modification Effective Date, among Lender, Operating

Lessee and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Indemnity” shall mean that certain Amended and Restated Environmental Indemnity Agreement, dated as of the Modification Effective Date, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Guarantor” shall mean Core R. Maple, an individual.

“Guaranty” shall mean that certain Amended and Restated Guaranty of Recourse Obligations, dated as of the Modification Effective Date, from Guarantor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Loan Documents” shall mean, collectively, this Agreement, the Modification Agreement and the joinders attached thereto, the Note, the Security Instrument, the Environmental Indemnity, the New PIP Guaranty, the Assignment of Management Agreement, the Original Guaranty, the Guaranty, the Clearing Account Agreement, the Cash Management Agreement and all other documents executed and/or delivered in connection with the Loan, as each of the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.

“Manager” shall mean Aimbridge Hospitality, LLC or, if the context requires, a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement.

“New PIP Guaranty” shall mean that Completion Guaranty Agreement, dated as of the Modification Effective Date, from Guarantor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Security Instrument” shall mean that certain Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Fixture Filing, dated as of the Origination Date, by Borrower (as successor-in-interest to the original named borrower therein) in favor of John T. Duncan, as trustee, for the benefit of Lender, as amended by that certain First Amendment to

Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Fixture Filing, as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time.

“Title Insurance Policy” shall mean, individually and/or collectively as the context may require, that certain ALTA mortgage title insurance policy issued with respect to the Property and insuring the lien of the Security Instrument delivered to Lender in connection with the closing of the Loan, as modified by an endorsement dated on or about the Modification Effective Date.

Article 20 EXHIBIT A LEGAL DESCRIPTION

Leasehold rights pursuant to that certain Lease dated 12/06/2004, as amended by First Amendment to Ground Lease dated effective 12/06/2004, between THE BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM, for the use and benefit of the UNIVERSITY OF TEXAS AT EL PASO, Lessor and HIGH DESERT INVESTORS, L.P., Lessee, as referenced by memorandum of Lease dated 12/06/2004, filed 05/25/2005, in Clerk's File No. 20050046315, Real Property Records, El Paso County, Texas, said Lease covering the following described property:

All of Block 162 and a portion of Block 161, and the portions of vacated streets and alleys included therewith, all in ALEXANDER ADDITION, an addition to the city of El Paso, El Paso County, Texas and being more particularly described as follows: 3.121-acre portion of vacated Kerbey and El Paso Streets and Blocks 161 and 162 and the vacated alleys included therein, Alexander Addition, El Paso, El Paso County, Texas.

Metes and Bounds Description

The parcel of land herein is more particularly described by metes and bounds as follows:

COMMENCING at a city monument at the intersection of the monument lines of Kansas Street (70 Foot right-of-way) and University Avenue (70 foot right-of-way), said monument lines lying 10 feet east and 10 feet north of the respective centerlines of Kansas Street and University Avenue, from which a city monument at the intersection of the monument lines of Kansas Street and Cincinnati Avenue (70 foot right-of-way) bears North 37 degrees 00 minutes 20 seconds West, distance of 1650.46 feet;

THENCE, South 52 degrees 59 minutes 40 seconds West, along the monument line of University Avenue at 1320.92 feet passing a city monument on the monument line of El Paso Street, a total distance of 1330.92 feet;

THENCE, North 37 Degrees 00 minutes 20 second West, distance of 25.00 feet to a chiseled “X” set on the northerly right of way of University Avenue for the point of BEGINNING of this description.

THENCE, North 52 degrees 59 minutes 40 seconds East, along said right-of-way, a distance of

295.23 feet to a 5/8 rebar with cap marked “RPLS 4178” set on the westerly right-of-way of Oregon Street (70 foot right-of-way);

THENCE, North 37 degrees 00 minutes 20 seconds West, along said right-of-way, a distance of

329.94 feet to a chiseled “X” set on the northerly right-of-way of vacated Kerbey Street (70 foot right-of-way vacated May 22, 2001, City of El Paso Ordinance No. 014855);

THENCE, South 52 degrees 59 minutes 40 seconds West, along said right-of-way, a distance of

85.00 feet to a set 5/8 rebar with cap marked “RPLS 4178”;

THENCE, South 37 degrees 00 minutes 20 seconds East, a distance of 70.00 feet to a 5/8 rebar with cap marked “RPLS 4178” set on the southerly right-of-way of vacated Kerbey Street;

THENCE, South 52 degrees 59 minutes 40 seconds West, along said right-of-way, a distance of

389.23 feet to a set 5/8 rebar with cap marked “RPLS 4178”;

THENCE, South 52 degrees 59 minutes 40 seconds West, a distance of 36.00 feet to a set 5/8 rebar with cap marked “RPLS 4178”;

THENCE, South 14 degrees 07 minutes 00 seconds East, a distance of 48.85 feet to a set 5/8 rebar with cap mark “RPLS 4178”;

THENCE, South 37 degrees 00 minutes 20 seconds East, a distance of 85.00 feet to a chiseled “X” set on the northerly right-of-way of University Avenue;

THENCE, North 52 degrees 59 minutes 40 seconds East, along said right-of-way, a distance of

234.00 feet to the point of BEGINNING.

Article 21 EXHIBIT B WIRE INSTRUCTIONS
Amount to be Wired to Wells Fargo Commercial Mortgage Servicing
Category	Section	Amount
Accrued Monthly Debt Service	2.2(a)(ii)	$460,604.22
Tax and Insurance Escrow Payment	2.2(a)(iii)	$271,705.70
New FF&E Deposit	2.2(a)(iv)	$337,500.00
Interest on Advances	2.2(a)(v)	$34,357.94
Accrued Default Interest	2.2(a)(vi)	$1,113,820.55
Accrued Late Charges	2.2(a)(vii)	$80,604.69
Accrued Lender Expenses	2.2(a)(vii)	$435,351.58
Accrued SS Fees	2.2(a)(ix)	$38,199.04
Suspense Funds	2.2(a)(x)	$(40,389.44)
Total		$2,731,754.28

Amount to be Wired to CWCapital Asset Management LLC
Category	Section	Amount
Transfer Fee	2.2(b)(ii)	$64,369.45
Guarantor Change Fee	2.2(b)(iii)	$64,369.45
Total		$128,738.90

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March 19, 2013

NOTICE OF WIRING INSTRUCTIONS

WELLS FARGO COMMERCIAL MORTGAGE SERVICING

To WhomIt MayConcern:

Below are the wiring instructions for Wells Fargo Commercial Mortgage Servicing {CMS). No other wiring instructionsshould be used when wiring fund.s.

Bank: Wells Fargo Bank,N.A.

Account Name: REAM as Trustee for Various Investors- Incoming Wires

ASA:

Account#:

Reference: Well:< Fargo CMS LoanNum r 407000523

It is unlikely that these wiringInstructions will change. Anychanges may only be made by formal notice with notarized signature.sof two WellsFargo CMSsenior officers.

We appreciate yourattention to this matter.

/DaEniel E.CBober -'---

Executive Vice President

Usa T. Collins

Managing Director

State of Californi3}

County ofA-<.cuu < d-"'--)

On ll,/,,u;:;y1 1q Z.or1>oofore me, J/u'c/, v/e,s,d..., <,, personally appeared,

12: ,r1;: I lie fuf-:y•U:;,,, 1- co Il,"' <,whoproved 10 me on the basis or satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within Instrument and acknowledged tc me that he/she/they executed the same in his/her/their autl\orited capacity(ies), and that by his/her/1.fleir signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acred, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

- Together we'll go far

@cwcapital

WIRING INSTRUCTIONS

CWCapital Asset Management LLC:

Bank:

Citibank. NA

399 Park Avenue Ne

wYork. NY 10022

Account Name:CWCapital Asset Management LLC- Operating ABA Number: (Wire/ACH)

Bank Account Number:

Reference:(iufonnation to apply funds)

gham- Chief Financial Officer

900 19••Street NW ( 8"' Floor IWashington, OC 20006